UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2011

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

As previously disclosed on Cherokee Inc.’s (“Cherokee”) Current Report on Form 8-K, dated as of January 28, 2011 and filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2011, on January 28, 2011, Cherokee and Cherokee’s former Executive Chairman and director, Robert Margolis, entered into a Separation Agreement and General Release of all Claims (the “Separation Agreement”).  The Separation Agreement required, in part, for Cherokee or its designees to repurchase a total of 460,000 shares of Cherokee’s Common Stock from Mr. Margolis following the effectiveness of the Separation Agreement.  Accordingly, pursuant to the Separation Agreement, on February 7, 2011, Cherokee repurchased a total of 400,000 shares of its Common Stock from certain affiliates of Mr. Margolis at a price per share of $18.15, which was the closing price of Cherokee’s Common Stock on the date the Separation Agreement was executed, for aggregate proceeds of $7,260,000 (the “Repurchase”).  Cherokee acquired such shares from Mr. Margolis in consideration for the issuance by Cherokee to affiliates of Mr. Margolis of promissory notes in the form attached to the Separation Agreement in the aggregate principal amount of $7,260,000 (the “Margolis Notes”).  The Margolis Notes bear interest at an annual rate of 3% and are to be repaid upon the earlier of the next business day following the funding of Cherokee’s proposed loan facility with U.S. Bank or August 7, 2011.  In addition, on February 7, 2011, Cherokee’s Chairman, Mr. Jess Ravich, purchased 50,000 shares of Cherokee’s Common Stock from an affiliate of Mr. Margolis at the same per share price for cash consideration of $907,500 in satisfaction of Cherokee’s obligation to purchase such shares pursuant to the Separation Agreement.   The closing of the purchase and sale of the remaining 10,000 shares is expected to occur on or before February 17, 2011.

A description of the Separation Agreement was previously reported in Cherokee’s Current Report on Form 8-K, dated January 28, 2011 and filed with the Commission on January 31, 2011, and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1

Separation Agreement and Mutual Release of All Claims, dated as of January 28, 2011, by and among Cherokee, Robert Margolis and The Newstar Group d.b.a. The Wilstar Group (incorporated by reference to Exhibit 10.2 of Cherokee’s Current Report on Form 8-K, dated January 28, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: February 11, 2011	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer